UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 12, 2004

Date of Report

(Date of earliest event reported)

Nuevo Energy Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-10537	76-0304436
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1021 Main, Suite 2100, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (713) 652-0706

Item 5. Other Events.

On February 12, 2004, we entered into an Agreement and Plan of Merger with Plains Exploration & Production Company, pursuant to which we will merge with and into Plains. A description of the proposed merger is contained in our February 12, 2004 press release attached hereto as Exhibit 99.1 and incorporated herein by reference. The Agreement and Plan of Merger is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Any comments which are forward-looking in nature are based on assumptions and risks as described in the press release.

Item 7. Exhibits.

(a) Exhibits

2.1	Agreement and Plan of Merger, dated February 12, 2004, by and between Nuevo Energy Company and Plains Exploration & Production Company

99.1	Press Release dated February 12, 2004

Item 9 and 12. Regulation FD Disclosure; Results of Operations and Financial Condition

We are furnishing pursuant to Item 9 our estimates of certain operating and financial results for the three months ended March 31, 2004 and the year ended December 31, 2003. In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 9 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NUEVO ENERGY COMPANY (Registrant)

Date:	February 12, 2004	By:	/s/ James L. Payne

James L. Payne Chairman, President and Chief Executive Officer

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Exhibit Index

2.1	Agreement and Plan of Merger, dated as of February 12, 2004, by and between Nuevo Energy Company and Plains Exploration & Production Company

99.1	Press Release dated February 12, 2004

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